Exhibit 10(vi)

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

AGREEMENT

THIS AGREEMENT is made and entered into as of this 11 day of March, 2004 by and between the New Century Bank, a bank organized and existing under the laws of the State of North Carolina (the “Bank”), and John Q. Shaw, Jr., President and Chief Executive Officer of the Bank (the “Executive”).

WHEREAS, the Executive is an executive officer of the Bank and has for many years faithfully served the Bank. It is the consensus of the Bank’s Board of Directors (the “Board”) that the Executive’s services have been of exceptional merit, in excess of the compensation paid, and an invaluable contribution to the profits and position of the Bank. The Board further believes that the Executive’s experience, knowledge of corporate affairs, reputation, and industry contacts are of such value, and the Executive’s continued services so essential to the Bank’s future growth and profits, that it would suffer severe financial loss if the Executive’s service were terminated;

ACCORDINGLY, the Board has adopted the New Century Bank Executive Supplemental Retirement Plan (the “Executive Plan”), and the Bank and the Executive desire to enter into this Agreement under which the Bank agrees to make certain payments to the Executive after the Executive’s retirement or to the Executive’s beneficiary(ies) after the Executive’s death;

FURTHERMORE, the Bank and the Executive intend that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Bank’s financial status and has had substantial input in the design and operation of this benefit plan, and

NOW THEREFORE, in consideration of services the Executive has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Executive agree as follows:

I.	DEFINITIONS

[A]	Effective Date:

The Effective Date of the Executive Plan is July 31, 2003.

[B]	Plan Year:

Plan Year means a calendar year from January 1st to December 31st. In the year of implementation, the term “Plan Year” shall mean the period from July 31, 2003 through December 31, 2003.

[C]	Retirement Date:

Retirement Date means retirement from service with the Bank that becomes effective on the first day of the calendar month following the month in which the Executive reaches the Normal Retirement Age (Subparagraph I [I]) or such later date as the Executive actually retires.

[D]	Termination of Service:

Termination of Service means the Executive’s voluntary resignation of service or the Bank’s discharge of the Executive without cause before the Normal Retirement Age (Subparagraph I [I]). If there is a dispute about the employment status of the Executive or the date of the Executive’s Termination of Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

[E]	Index Retirement Benefit:

The Index Retirement Benefit for a Plan Year equals the excess (if any) of the Index (Subparagraph I [F]) for that Plan Year over the Cost of Funds Expense (Subparagraph I [G]) for that Plan Year, divided by a factor equal to 1.36 minus the marginal tax rate.

[F]	Index:

The Index for any Plan Year is the aggregate annual after-tax income from the life insurance contract(s) described hereinafter, as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contract(s) were purchased on the Effective Date of the Executive Plan.

Insurance Company:	Massachusetts Mutual Life Insurance Company
Policy Form:	Flexible Premium Adjustable Life Insurance
Policy Name:	SL11B - 9900
Insured’s Age and Sex:	62 / Male
Riders:	None
Ratings:	None
Option:	Level Death Benefit
Face Amount:	$1,783,600
Premiums Paid:	$980,000
Number of Premium Payments:	Single Premium Payment

Assumed Purchase Date:	July 28, 2003
Insurance Company:	Jefferson Pilot Life Insurance Company
Policy Form:	Flexible Premium Adjustable Life Insurance
Policy Name:	ESP100
Insured’s Age and Sex:	62 / Male
Riders:	None
Ratings:	None
Option:	Level Death Benefit
Face Amount:	$807,000
Premiums Paid:	$430,000
Number of Premium Payments:	Single Premium Payment
Assumed Purchase Date:	July 28, 2003

If the contract or contracts of life insurance are actually purchased by the Bank, the actual policies as of the dates they were actually purchased shall be used in calculations under this Executive Plan. If the contract or contracts of life insurance are not purchased or subsequently are surrendered or lapse, the Bank shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed. The illustration shall be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase life insurance and, if purchased, the Executive and the Executive’s beneficiary(ies) shall have no ownership interests in such policy or policies and shall always have no greater interest in the benefits under this Executive Plan than that of an unsecured creditor of the Bank.

[G]	Cost of Funds Expense:

The Cost of Funds Expense for any Plan Year is calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of “Index” plus the amount of any after-tax benefits paid to the Executive under the Executive Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the Average After-Tax Cost of Funds (Subparagraph I [K]).

[H]	Change in Control:

The term “Change in Control” shall have the same meaning specified in any severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank. If the Executive is not a party to a severance or employment agreement containing a definition of Change in Control, Change in Control means any of the following events occur:

[i] Merger: New Century Bancorp, Inc., a North Carolina corporation of which the Bank is a wholly owned subsidiary (the “Company”), merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation,

[ii] Acquisition of Significant Share Ownership: After the date of this Agreement a report on Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of twenty-five percent (25%) or more of the combined voting power of the Company’s voting securities outstanding (but this clause [ii] shall not apply to beneficial ownership of voting shares held by a subsidiary in a fiduciary capacity or beneficial ownership of voting shares held by an employee benefit plan of the Company or any subsidiary[ies]). For purposes of this Agreement, “subsidiary” means an entity in which the Company beneficially owns fifty percent (50%) or more of the outstanding voting securities, whether the Company owns the shares directly or owns the shares indirectly through an intermediate subsidiary,

[iii] Change in Board Composition. During any period of two consecutive years, individuals who constitute the Company’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that - for purposes of this clause [iii] - each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds ( 2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

[iv] Sale of Assets: The Company sells to a third party all or substantially all of the Company’s assets. For this purpose, sale of all or substantially all of the Company’s assets includes sale of the shares or assets of the Bank alone.

[I]	Normal Retirement Age:

Normal Retirement Age means age sixty-seven (67).

[J]	Benefit Accounting:

The Bank shall account for the benefit provided herein using the regulatory accounting principles of the Bank’s primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

[K]	Average After-Tax Cost of Funds:

Average After-Tax Cost of Funds means, at any particular time, a ratio, the numerator of which is the total interest expense, as set forth on Schedule RI-Income Statement of the Bank’s most recently filed Consolidated Report of Condition and Income (the “Call Report”), and the denominator of which is an amount equal to: (i) the amount of deposits in domestic offices, from Schedule RC-K of the Call Report, plus (ii) the amount of Federal funds purchased and securities sold under agreements to repurchase and borrow, as set forth on Schedule RC-Balance Sheet of the Call Report, times the inverse of the Bank” s combined marginal income tax rate (or times the inverse of the highest personal federal and state, in the State where the Bank is located, income tax rate as determined by law, if the Bank is taxed as an S-Corporation).

[L]	Disability:

“Disability” means the Executive suffers a sickness, accident or injury determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the plan administrator (Paragraph VI) of the carrier’s or Social Security Administration’s determination upon the request of the plan administrator.

II.	INDEX BENEFITS

[A]	Normal Retirement Age Benefits:

Subject to Subparagraph II [D] hereinafter, an Executive who remains in the employ of the Bank until the Normal Retirement Age (Subparagraph I [I]) shall be entitled to receive an annual benefit amount equal to the amount set forth in Exhibit A-1. Said payments shall be made monthly (1/12th of the annual benefit) beginning thirty (30) days after the Executive’s retirement and shall continue until the Executive attains age seventy-nine (79). Subject to Subparagraph II [A] [i], after attaining age seventy-nine (79) the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year after the Plan Year in which the Executive attains seventy-nine (79), and for the portion of the Plan

Year after which the Executive attains seventy-nine (79), shall be paid to the Executive until the Executive’s death.

[i]	The Index Retirement Benefit Adjustment:

The Index Retirement Benefit payment for the first Plan Year after the Executive attains seventy-nine (79) shall be adjusted according to a number equal to the aggregate of the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year from the Effective Date of this Agreement until the Plan Year after the Executive attains seventy-nine (79) over the aggregate of the benefit payments the Executive actually received under the terms of this Executive Plan through that date. As an illustration, if the Executive retires at age sixty-seven (67) and the aggregate annual benefits received by the Executive until the Plan Year the Executive attains seventy-nine (79) is $900,000, and the aggregate Index Retirement Benefits for each Plan Year from the Effective Date of this Agreement to the Plan Year the Executive attains seventy-nine (79) is $1,000,000, then the Executive’s Index Retirement Benefit in the first Plan Year said payment is payable to the Executive would be increased by $100,000. If said number is a deficit, then the Index Retirement Benefit for the Plan Year when the Executive attains seventy-nine (79) and each subsequent Plan Year’s benefit (if necessary) shall be reduced until the entire deficit has been recovered by the Bank. For each year thereafter, the Index Retirement Benefit payment shall be paid as set forth in Subparagraph I [E]. For example, if the Executive retires at age sixty-seven (67) and the aggregate annual benefits received by the Executive until the Plan Year the Executive attains seventy-nine (79) is $1,000,000, but the aggregate Index Retirement Benefits for each Plan Year from the Effective Date of this Agreement to the Plan Year the Executive attains seventy-nine (79) is $900,000 and the Executive’s Index Retirement Benefit was $90,000 in the first year, then the Executive would not receive any Index Retirement Benefit in the first year, and the second year’s Index Retirement benefit would be reduced by $10,000.

[B]	Benefits for Termination of Service Before Normal Retirement Age:

If the Executive suffers a Termination of Service, the Executive shall be entitled to receive an annual benefit amount, or a percentage (indicated below) of that annual benefit amount if the Executive has not had four (4) full years of employment with the Bank, based on the accrued liability retirement account balance at the end of the Plan Year preceding the date on which Termination of Service occurred. Payment of benefits under this Subparagraph II [B] shall commence thirty (30) days after the Executive’s Normal Retirement Age (Subparagraph I [I]) and shall continue until the Executive attains seventy-nine (79). Subject to Subparagraph II [A] [i], the following percentage of the Index Retirement Benefit for each Plan Year after the Plan Year in which the Executive attains seventy-nine (79), and for the portion of the Plan Year after which the

Executive attains seventy-nine (79), shall be paid to the Executive until the Executive’s death.

Number of Full Years of Employment from the Date of First Employment	Vested Percentage (to a maximum of 100%)
Less than 1	0%
1	25%
2	50%
3	75%
4	100%

[C]	Death:

If the Executive dies while there is a balance in the Executive’s accrued liability retirement account, then the unpaid balance shall be paid in a single lump sum to the individual or individuals designated in writing by the Executive filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive’s estate. If, upon death, the Executive shall have received the total balance of the Executive’s accrued liability retirement account, then no further benefit shall be due hereunder. In any event, upon the death of the Executive, the Executive’s beneficiary shall not be entitled to receive any Index Retirement Benefit.

[D]	Discharge for Cause:

Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if Termination of Service is a result of discharge for Cause. The term “Cause” means:

[i] A determination by the Bank, in good faith, that the Executive [a] has breached in any material respect any of the terms or conditions of this Agreement, or [b] is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of the Bank or which has had or likely will have a material adverse effect on the Bank’s business or reputation. The Executive shall not be deemed to have been discharged for Cause for purposes of this Subparagraph II [D] [i] unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of at least three-fourths (¾) of the directors of the Bank then in office at a meeting of the board of directors called and held for such purpose, which resolution shall (a) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause and (b) specify the particulars thereof. Notice of that meeting and the proposed termination for

Cause shall be given to the Executive a reasonable amount of time before the board’s meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Agreement limits the Executive’s or his beneficiaries’ right to contest the validity or propriety of the board’s determination of Cause, and they shall have the right to contest the validity or propriety of the board’s determination of Cause even if that right does not exist under any employment agreement of the Executive,

[ii] The violation by the Executive of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Bank or any of its affiliates or subsidiaries (a “Regulatory Authority,” including without limitation the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks), which results from the Executive’s gross negligence, willful misconduct, or intentional disregard of such law, rule, regulation, order, or policy statement and results in any substantial damage, monetary or otherwise, to the Bank or any of its affiliates or subsidiaries or to the Bank’s reputation,

[iii] The commission in the course of the Executive’s employment with the Bank of an act of fraud, embezzlement, or theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction),

[iv] The conviction of the Executive of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies the Executive from serving as an employee or executive officer of, or a party affiliated with, the Bank or its bank holding company,

[v] The Executive becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank’s affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority, and,

[vi] The occurrence of any event believed by the Bank, in good faith, to have resulted in the Executive being excluded from coverage, or having coverage limited as to the Executive as compared to other covered officers or employees, under the Bank’s then current “blanket bond” or other fidelity bond or insurance policy covering its directors, officers or employees.

[E]	Death Benefit:

Except as set forth above, there is no death benefit provided under this Agreement.

[F]	Disability Benefit:

If the Executive’s employment is terminated because of Disability before Normal Retirement Age, the Executive shall be one hundred percent (100%) vested in the accrued liability retirement account balance on the date of said Disability upon submission to the Bank of written documentation and verification of Disability. The accrued liability retirement account shall be credited with interest annually at a rate of two percent (2%) plus the prime interest rate each Plan Year. The annual benefit under this Subparagraph II [F] shall be calculated based on the accrued liability retirement account balance on the date of Disability. Payment of the annual benefit shall be made monthly (1/12th of the annual benefit) beginning thirty (30) days after the Executive’s Termination of Service and shall continue until the Executive attains seventy-nine (79). Subject to Subparagraph II [A] [i] of this Agreement, the following percentage of the Index Retirement Benefit for each Plan Year after the Plan Year in which the Executive attains seventy-nine (79), and for the portion of the Plan Year after which the Executive attains seventy-nine (79), shall be paid to the Executive until the Executive’s death.

Number of Full Years of Employment from the Date of First Employment	Vested Percentage (to a maximum of 100%)
Less than 1	0%
1	25%
2	50%
3	75%
4	100%

III.	RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark, or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, the Executive’s beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, in its sole discretion, to fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature, and method of such funding. If the Bank elects to fund this Executive Plan in whole or in part through the purchase of life insurance, mutual funds, disability policies, or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time in whole or in part. At no time shall any Executive be deemed to have any lien, nor right, title, or interest in or to any specific funding investment or to any assets of the Bank.

If the Bank elects to invest in a life insurance, disability, or annuity policy upon the life of the Executive, the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

IV.	CHANGE IN CONTROL

[A]	Accelerated Payment of Normal Retirement Age Accrued Liability Retirement Account Balance if Termination of Service Occurs Within 12 Months:

If a Change in Control (Subparagraph I [H]) occurs and if Termination of Service (Subparagraph I [D]) occurs within twelve (12) months thereafter other than for Cause, the Executive shall receive the Normal Retirement Age accrued liability retirement account balance Four Hundred Sixty Four Thousand One Hundred Ninety Nine and 00/100th Dollars ($464,199.00) without reduction for the time value of money or other discount. The Bank shall pay the Change in Control benefit under this Subparagraph IV [A] to the Executive in one lump sum within three days after the Executive’s Termination of Service.

[B]	Gross Up for Taxes:

[i]	Additional Payment to Account for Excise Taxes:

If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Agreement or under any other plan or agreement of or with the Bank or its affiliates (together, the “Total Benefits”), and if any of the Total Benefits will be subject to the Excise Tax as set forth in sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Excise Tax”), the Bank shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive on the Total Benefits under section 4999 of the Internal Revenue Code (the “Excise Tax Payment”), and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. Together, the additional amounts described in clauses (1) and (2) are referred to in this Agreement as the “Gross-Up Payment Amount.”

[a] Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

[1] Determination of “Parachute Payments” Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s Termination of Employment (whether under the terms of this Agreement or any other agreement or any other benefit plan or arrangement with the Bank, any person whose actions result in a Change in Control, or any person affiliated with the Bank or such person) shall be treated as parachute payments within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by the Bank as of the date immediately before the Change in Control (the “Accounting Firm”) such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

[2] Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

[3] Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

[b] Assumed Marginal Income Tax Rate. For purposes of determining the amount of the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

[c] Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive’s employment terminated, the Executive shall repay to the Bank - when the amount of the reduction in Excise Tax is finally determined - the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA, and Medicare withholding taxes and/or a federal, state, or local income tax deduction).

If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive’s employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), the Bank shall make an additional Gross-Up Payment Amount to the Executive for that excess (plus any interest, penalties, or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

[ii]	Responsibilities of the Accounting Firm and the Bank:

[a] Determinations Shall Be Made by the Accounting Firm. Subject to the provisions of Subparagraph IV [B] [i], all determinations required to be made under this Subparagraph IV [B] [ii] B including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the “Determination”) shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Bank and the Executive within fifteen (15) business days after receipt of notice from the Bank or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by the Bank.

[b] Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by the Bank. The Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

[c] Accounting Firm’s Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

[d] Accounting Firm’s Determination Is Binding; Underpayment and Overpayment. The Determination by the Accounting Firm shall be binding on the Bank and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by the Bank (“Underpayment”), or that a Gross-Up Payment Amount will be made that should not have been made by the Bank (“Overpayment”). If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment [together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code] shall be paid promptly by the Bank to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax according to Subparagraph IV [B] [i], the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment [together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code] shall be paid promptly by the Executive to or for the benefit of the Bank. Provided that his expenses are reimbursed by the Bank, the Executive shall cooperate with any reasonable requests by the Bank in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

[e] Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term “Accounting Firm” as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

V.	MISCELLANEOUS

[A]	Alienability and Assignment Prohibition:

Neither the Executive, nor the Executive’s surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Executive or the Executive’s beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. If the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

[B]	Binding Obligation of the Bank and any Successor in Interest:

No sale, merger, or consolidation of the Company or the Bank shall occur unless the new or surviving entity expressly acknowledges the obligations under this Executive Plan and agrees in writing to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs, and personal representatives.

[C]	Amendment or Revocation:

Subject to Paragraph VII, it is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

[D]	Gender:

Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply.

[E]	Effect on Other Bank Benefit Plans:

Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

[F]	Headings:

Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

[G]	Applicable Law:

The laws of the State of North Carolina shall govern the validity and interpretation of this Agreement.

[H]	12 U.S.C. section 1828(k):

Any payments made to the Executive under this Executive Plan or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any regulations promulgated thereunder.

[I]	Partial Invalidity:

If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

[J]	Employment:

No provision of this Executive Plan shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive’s right to voluntarily sever employment at any time.

[K]	Legal Expenses After a Change in Control:

The Bank is aware that upon the occurrence of a Change in Control, management of the Bank may cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Bank to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if after a Change in Control it appears to Executive that: (a) the Bank has failed to comply with any of its obligations under this Agreement; or (b) the Bank or any other person has taken any action to declare this Agreement void or unenforceable or instituted any litigation or other legal action designed to deny, diminish or to recover from, Executive the benefits intended to be provided to Executive hereunder, the Bank irrevocably authorizes Executive from time to time to retain counsel of his choice at the Bank’s expense as provided in this Subparagraph V [K], to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction. The fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Bank on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of Five Hundred Thousand and 00/100th Dollars ($500,000.00). The Bank’s obligation to pay the Executive’s legal fees provided by this Subparagraph V [K] operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Company may have with the Executive under any employment, severance, or other agreement with the Executive.

VI.	ERISA PROVISION

[A]	Named Fiduciary and Plan Administrator:

The “Named Fiduciary and Plan Administrator” of this Executive Plan shall be New Century Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

[B]	Claims Procedure:

If a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive’s beneficiary(ies) in the case of the Executive’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within 90 days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within 90 days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the 90-day period.

If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within 90 days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within 90 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

VII.	TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change in Control (Subparagraph I [H]), this paragraph shall become null and void effective immediately upon the Change in Control.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof as of date first set forth above, and that upon execution each has received a conforming copy.

NEW CENTURY BANK Dunn, North Carolina

/s/ Brenda B. Bonner	By:	/s/ C L. Tart,

Witness	Its:	Chairman

EXECUTIVE

/s/ John Q. Shaw, Jr

John Q. Shaw, Jr.

BENEFICIARY DESIGNATION FORM FOR THE EXECUTIVE SUPPLEMENTAL

RETIREMENT PLAN AGREEMENT

I.	PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form.)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of                                          as set forth in the last will and testament dated the              day of                             ,                  and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:                  /                 /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Is this an Irrevocable Life Insurance Trust?                  Yes                      No

(If yes and this designation is for a Split Dollar Agreement, an Assignment of Rights form should be completed.)

II.	SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                       /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

Name:                                                                                   Relationship:                                                           /              %

Address:

  (Street)                                                             (City)                             (State)                                 (Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of                                          as set forth in the last will and testament dated the              day of                             ,                  and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:                  /                  /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

_____________________________________________________________________________________________

_____________________________________________________________________________________________

All sums payable under the Executive Supplemental Retirement Plan Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the Executive notifies the Bank in writing.

John Q. Shaw, Jr.	Date

EXHIBIT “A-1”

For

John Q. Shaw, Jr.

	End of Year Age:	Benefit Amount
John Q. Shaw, Jr.	67	$17,149
	68	$53,133
	69	$54,134
	70	$55,174
	71	$56,118
	72	$57,198
	73	$58,457
	74	$59,779
	75	$61,057
	76	$62,159
	77	$63,358
	78	$64,249